SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 9, 2002

COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-44155	13-7140975
(Commission File Number)	(I.R.S. Employer Identification No.)

E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 636-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

The Registrant has issued the press release, dated October 9, 2002, attached as an exhibit hereto describing a recent development in the case brought by Coast Federal Bank, FSB (“Coast Federal”), against the United States Government relating to the Government’s alleged breach of the agreement, entered into in 1987 in connection with Coast Federal’s acquisition of Central Savings and Loan Association, to treat certain mounts as a permanent addition to Coast Federal’s regulatory capital.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

Exhibit No.	Document Description

99.1	Press release of the Registrant, dated October 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

(Registrant)

Dated: October 9, 2002	By:	/s/ Ray Martin
Name: Ray Martin Title: Litigation Trustee

INDEX TO EXHIBITS

Exhibit No.	Document Description

99.1	Press release of the Registrant, dated October 9, 2002.